Exhibit 4.(a)7

     Asset Purchase Agreement dated February 13, 2003, among Alvarion Ltd.,
             InnoWave ECI Wireless Systems Ltd. and the Registrant.



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                            ASSET PURCHASE AGREEMENT



                                     among:

                                  ALVARION LTD.





                                       and

                       INNOWAVE ECI WIRELESS SYSTEMS LTD.







                                       and

                                ECI TELECOM LTD.

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 17, 2003, by and among: ALVARION LTD. ("Alvarion"), a company organized under the laws of the State of Israel; INNOWAVE ECI WIRELESS SYSTEMS LTD. (the "Company"), a company organized under the laws of the State of Israel; and ECI TELECOM LTD. ("ECI"), a company organized under the laws of the State of Israel. Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. The Company is engaged in the design, development, production and sale of point-to-multipoint wireless systems (the "Business"), and its principal place of business is at 4 Hashiloach St., Petach Tikva, Israel.

         B. ECI owns substantially all of the issued and outstanding securities of the Company.

         C. Alvarion wishes to purchase and acquire from the Company, and the Company wishes to sell, assign and transfer to Alvarion, certain assets of the Company relating to the Business, upon the terms and subject to the conditions herein set forth.

         D.   The   Company,   ECI  and   Alvarion   desire   to  make   certain
representations, warranties and covenants in connection with the transactions contemplated hereby.

         E. This Agreement has been approved by the respective boards of directors of the Company, Alvarion and ECI.

                                    AGREEMENT

         The parties to this Agreement agree as follows:


SECTION 1. DESCRIPTION OF TRANSACTION.


         1.1      Assets to be Transferred.

         Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall sell, transfer, assign, convey and deliver to Alvarion, and Alvarion shall purchase from the Company, all right, title and interest in all of the assets used to conduct the Business, other than the Excluded Assets (the "Purchased Assets").

         The Purchased Assets shall include, but not be limited to, the following:

         (a) Current Assets. All cash, cash equivalents, short-term accounts receivable (other than as set forth in Section 1.2(f)) of the Company and all other current assets of the Company as of the Closing Date, as set forth in the Pro-forma Report, as defined in Section 2.4 (the "Current Assets").

         (aa) Long Term Accounts Receivable. All long term accounts receivable of the Company as of the Closing Date, as set forth in the Pro-forma Report (the "Long Term Accounts Receivable").

         (b) Leased Real Property. All of the leases of real property with respect to real property leased by the Company in Omer and in Petach Tikva.

         (c) Personal Property. All machinery, equipment, vehicles, tools, supplies, spare parts, furniture and all other personal property (other than personal property leased pursuant to personal property leases as hereinafter defined) owned, utilized or held for use by the Company and required for the operation of the Business.



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

         (d) Inventory. All inventories of raw materials, work-in-process and finished goods (including all such in transit), and service and repair parts, supplies and components, together with related packaging materials, as of the Closing Date (collectively the "Inventory").

         (e) Personal Property Leases. All leases of machinery, equipment, vehicles, furniture and other personal property leased by the Company.

         (f)  Intellectual   Property.   The  Company's   Intellectual  Property
including, without limitation, the Intellectual Property identified in Part 2.9 of the Disclosure Schedule.

         (g) Contracts. All the Company's rights in, to and under all written contracts (including sales contracts), purchase orders and sales orders of the Company listed in Schedule 1.1(g) (hereinafter "Assumed Contracts"). To the extent that any Assumed Contract for which assignment to Alvarion is provided herein, is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Company, ECI and Alvarion agree to use their reasonable commercial efforts (without any requirement on the part of Alvarion to pay any money or agree to any material change in the terms of any such Assumed Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Alvarion, in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, ECI and the Company agree to cooperate with Alvarion in any reasonable arrangement (including by way of a back-to-back arrangement pursuant to which the Company or ECI shall act as a conduit for Alvarion) designed to provide for Alvarion the benefits intended to be assigned to Alvarion under the relevant Assumed Contract, including enforcement at the cost and for the account of Alvarion of any and all rights of the Company against the other party thereto arising out of the breach or
cancellation  thereof  by  such  other  party  or  otherwise;   Alvarion  hereby
undertakes to assist ECI and the Company in the performance of any such arrangement. If and to the extent that such arrangement cannot be made, Alvarion, upon notice to the Company, shall have no obligation with respect to any such Assumed Contract and any such Assumed Contract shall not be deemed to be a Purchased Asset hereunder. Notwithstanding the foregoing, the receipt of all consents necessary to assign to Alvarion the Assumed Contracts that are indicated with an asterisk on Schedule 1.1(g) (where such consent is required), will be a condition to Alvarion's obligation to effect the Closing.

         (h) Subsidiaries. All outstanding securities of the Subsidiaries, excluding InnoWave Do Brazil Ltda. (hereafter, the "Brazil Sub") unless and until Alvarion's assumption of the Supply Agreement under Section 5.7(b) and excluding InnoWave Broadband, Inc.

         (i) Records and Files. All existing records and files of the Company pertaining to the Business including, without limitation, invoices, customer and vendor lists and Contracts, blueprints, specifications, designs, drawings, and operating and marketing plans, and all other documents, tapes, discs, programs or other embodiments of information of the Company.

         (j) Licenses; Permits. All licenses, permits, approvals, certifications and listings of the Company necessary to operate the Business.

         (k) Corporate Name. The names "InnoWave" and "InnoWave ECI Wireless Systems" or any derivatives thereof and all rights to use or allow others to use


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

such names; provided, however that the name "ECI" shall only be used as necessary to enable Alvarion to operate the Business and utilize the Purchased Assets.

         (l) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets relating to the Business, including title to the goodwill of the Business.

         (m) Approved Enterprise Status. The Company's "approved enterprise" status with the Investment Center of the Israeli Ministry of Industry and Trade (the "Investment Center"), with respect to the Company's plant in Omer, and all rights and obligations associated therewith, pursuant to a specific Approval Certificate (Ktav Ishur) relating to such plant that will be granted by the Investment Center, the terms of which shall be approved by Alvarion at its sole discretion.

         1.2 Excluded Assets.

         The provisions of Section 1.1 notwithstanding, the Company shall not sell, transfer, assign, convey or deliver to Alvarion, and Alvarion will not purchase or accept, the following assets of the Company (collectively the "Excluded Assets"):

         (a) Consideration. The consideration delivered by Alvarion to the Company pursuant to this Agreement.

         (b) Employment Agreements. The Company's employment agreements with any and all of its employees.

         (c) Corporate Franchise. The Company's franchise to be a corporation, its Articles of Association and Memorandum of Association and other corporate records. Alvarion shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

         (d) Approved Enterprise Status. The Company's "approved enterprise" status with the Investment Center pursuant the first approval (Ktav Ishur Tochnit Aleph) dated June 2, 1997.

         (e) The Company's rights and obligations pursuant to the Supply and Services Agreement between the Company and Global Village Telecom Ltda. ("GVT") dated May 27, 2000 (the "Supply Agreement") and the subsequent correspondence between the Company and GVT, and all other agreements entered into by the Company or Innowave do Brazil Ltda. and GVT or by ECI and GVT with respect to the Products (collectively with the Supply Agreement, the "GVT Agreements"), unless and until Alvarion's assumption of the Supply Agreement under Section 5.7(b) hereof.

         (f) Tax Refunds. The Company's right to any refund payable by any Government Authority in respect of payments (including, inter alia, VAT and custom duties) made by the Company to such Government Authority prior to the Closing.

         (g) U.S. Subsidiary Debt. Any debts owed by InnoWave Broadband, Inc. to the Company.


         1.3      Liabilities to be Assumed

         Subject to the terms and conditions of this Agreement, on the Closing Date, Alvarion shall assume and agree to perform and discharge the following, and only the following, liabilities of the Company (collectively the "Assumed Liabilities"):

         (a) Contractual Liabilities. The Company's liabilities arising or required to be performed from and after the Closing Date under and pursuant to all Assumed Contracts.

         (b) Liabilities Under Permits and Licenses. The Company's liabilities arising from and after the Closing Date under any permits or licenses assigned to Alvarion at the Closing pursuant to Section 1.1(j).

         (c) Accounts Payable. The Accounts Payable of the Company as of the Closing Date, as set forth in the Pro-forma Report (the "Accounts Payable").

         (d)  Product   Warranty.   The  Company's   existing  product  warranty
obligations arising out of any Assumed Contract.

         (e) The Company's liabilities set forth in Section 2.4(f)(i), 2.4(f)(ii), 2.4(f)(iii), 2.4(f)(iv), 2.4(f)(vi), 2.4(f)(viii) and the open purchase orders listed in Part 2.20(a) of the Disclosure Schedule, to the extent set forth therein.

         (f) Any other liabilities set forth in Part 2.5 of the Disclosure Schedule.

         (g) The obligation to use Sanmina-SCI Systems Israel Ltd. ("SCI") through 2005 for ninety percent (90%) of the volume of the procurement and assembly of the Business' modules (excluding modules already not manufactured for the Business in SCI); provided that (i) a different manufacturer may be used, in Israel or abroad, for such components or services, if after good faith negotiations with SCI, the commercial terms that SCI finally offers are materially less attractive than those offered by such other manufacturer, (ii) if a tender or a sale is conditioned upon the agreement to perform such manufacturing services outside Israel, then with respect to that project there shall be no requirement to use SCI (and manufacturing for such project shall not be taken into account for purposes of calculating the 90% requirement set forth above), and (iii) such manufacturing obligation will apply only with respect to a rate of Products' sales of up to $7.5 million (excluding sales described in (ii) above) per quarter.


         1.4 Liabilities Not to be Assumed.


         Except as and to the extent specifically set forth in Section 1.3, Alvarion is not assuming any Liabilities of the Company and all such liabilities shall be and remain the responsibility of the Company (the "Retained Liabilities"). Without limiting the generality of the foregoing, Alvarion is not assuming and the Company shall not be deemed to have transferred to Alvarion the following Retained Liabilities of the Company:

         (a) Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Alvarion and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes.

         (b) Taxes. Any Tax Liability relating to the Business or the Purchased Assets with respect to the period prior to the Closing.

         (c) Insured Claims. Any Liability of the Company insured against, to the extent such Liability is, will or could be paid by an insurer.

         (d) Litigation Matters. Any Liability with respect to any Legal Proceedings against the Company or any Subsidiary by any third party and relating to the



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

period prior to the Closing Date, whether or not described in Part 2.19 of the Disclosure Schedule (unless the assumption of such Legal Proceedings is explicitly set forth therein).

         (e) Infringements. Any Liability to a third party for infringement of such third party's intellectual property relating to the period prior to the Closing.

         (f) Transaction Expenses. All Liabilities incurred by the Company or ECI in connection with this Agreement and the transactions contemplated hereby.

         (g) Liability For Breach. Liabilities of the Company or any Subsidiary for any breach or failure to perform any of the Company's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other Contract, whether or not assumed hereunder, including breach arising from assignment of Assumed Contracts hereunder without consent of third parties.

         (h) Liabilities to Affiliates. Liabilities of the Company or any Subsidiary to its present or former Affiliates.

         (j) Violation of Laws or Orders. Liabilities of the Company or any Subsidiary for any violation of or failure to comply with any statute, law, ordinance, rule or regulation or any order, writ, injunction, judgment, plan or decree of any Governmental Body relating to the period prior to the Closing Date.

         (k) Liabilities Relating to Employees. Liabilities with respect to the Company's current or former employees, prior to or through the Closing Date, including all Liabilities associated with the termination of such employees (all of which will be paid and settled by the Company as set forth in Section 5.3) and including the employees employed by ECI that provide services for the Company, but excluding liabilities arising exclusively from Alvarion's employment of any such persons on or following the Closing Date.


         (l) Other Liabilities. Any and all Liabilities that are not expressly assumed by Alvarion in Section 1.3 hereto.


         1.5 Purchase and Sale. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at the offices of Naschitz, Brandes & Co., 5 Tuval Street, Tel Aviv, Israel at 10:00 a.m., or on such date which is not later than five (5) business days following the date on which all the conditions set forth in Sections 6 and 7 have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date"). At the Closing the Company shall deliver to Alvarion one or more instruments representing the Purchased Assets, and Alvarion shall (i) pay the Company an amount of $9.1 million plus the applicable value added tax; and
(ii) issue to the Company or its designees the Warrants (as defined below). The cash payment made by Alvarion on the Closing Date shall be made by wire transfer of immediately available funds to the bank account specified by the Company in writing to Alvarion at least two (2) business days prior to the Closing Date.


         1.6 Further Assurances. If, at any time after the Closing Date, either party shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Alvarion, its right to, and title or interest in, the Purchased Assets, or (b) otherwise to carry out the purposes of this Agreement, such party shall so advise the other parties in writing, and the other parties thereupon shall execute and deliver, all such deeds, bills of sale, assignments and assurances and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm Alvarion's right, title or interest in, to or under the Purchased Assets and otherwise to carry out the purposes of this Agreement.


         1.7 Purchase Consideration. The aggregate consideration for the Purchased Assets (the "Purchase Consideration") shall be (i) an amount in cash equal to $9.1 million (plus the applicable value added tax), payable to the Company in accordance with the provisions of this Agreement; and (ii) warrants to purchase 200,000 Ordinary Shares of Alvarion, nominal value NIS 0.01 each (the "Ordinary Shares") at an exercise price per share equal to $3.00 (the "Warrants"). The form of warrants to be issued in connection with the Warrants is attached hereto as Annex 1.7.


         1.8 ECI Waiver. ECI and all of its Affiliates hereby waive and release, effective as of the Closing, any and all rights, claims and causes of action assertable against any purchaser of the Business or the Purchased Assets relating to the Purchased Assets or to the Business. Except as specifically set forth in this Agreement, any and all agreements between ECI or any of its Affiliates and the Company that relate to the Purchased Assets or the Business shall automatically terminate as of the Closing Date.

         1.9 Sole Consideration. The Purchase Consideration paid to the Company as set forth above shall be the sole compensation and sole consideration to the Company in respect of the Purchased Assets. The Purchase Consideration is inclusive of any and all applicable taxes, and any and all such taxes including but not limited to personal income tax, corporate tax, National Insurance and healthcare tax in respect of such consideration shall be paid by the Company.

         1.10 Assignment of Alvarion's Rights and Obligations. Any and all rights and obligations of Alvarion pursuant to this Agreement and the transactions contemplated hereby may be assigned by Alvarion to a wholly owned subsidiary of Alvarion, provided such assignment (a) has no impact on the fulfillment of Alvarion's obligations hereunder, and (b) does not hinder, directly or indirectly, any rights the Company or ECI may have pursuant hereto.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ECI.


         ECI and the Company, jointly and severally, hereby make the following representations and warranties to and for the benefit of the Indemnitees, each of which is true and correct on the date hereof and shall be correct and true as of the Closing Date, and shall survive the Closing of the transactions provided for herein. For purposes of this Section 2 (excluding Section 2.3), the term "Company" shall refer to the Company and to each of the Subsidiaries (as defined below), mutatis mutandis.


         2.1 Organization and Qualification; Subsidiaries.


         (a) The Company is duly organized, validly existing and (to the extent such concept exists under the laws of its jurisdiction of incorporation) is in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.


         (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or


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

other name, other than the names "Innowave ECI Wireless Systems Ltd.", "Innowave Tadiran Telecommunications Wireless Systems Ltd." and "Tadiran Telecom Wireless Ltd." (and, with respect to the Subsidiaries, "Innowave Do Brasil Ltda."
"InnoWave Broadband, Inc.", "Kermadec Holdings B.V.", "InnoWave Telsiz Sistemleri Ticaret A.S.", "Winnet Metropolitan Communications Systems, Inc.", "Tadipol ECI Ltd." and "Tadipol Sp. Zoo").


         (c) Except as set forth in Part 2.1(c) of the Disclosure Schedule, the Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed will not have a Material Adverse Effect on the Business.


         (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.


         (e) Part 2.1(e) of the Disclosure Schedule sets forth the names of the Company's subsidiaries (the "Subsidiaries"). Other than as listed in Part 2.1(e) of the Disclosure Schedule, the Company does not own any controlling interest in any Entity. The Company is not obligated to make any future investment in or capital contribution to any Subsidiary or any Entity. The Company is not responsible or liable for any obligation of any Entity in which it owns or has owned any equity interest. The shares of each Subsidiary which are owned by the Company are free and clear of any Lien and free of any other limitation or restriction. Except as set forth in Part 2.3 of the Disclosure Schedule, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for share capital or voting securities of any Subsidiary, or (ii) options, preemptive rights, refusal rights or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary, to issue, sell or transfer any share capital, voting securities or securities convertible into or exchangeable for share capital or voting securities of any Subsidiary.


         2.2 Articles of Association and Memorandum of Association; Records. The Company has delivered to Alvarion accurate and complete copies of: (1) the Memorandum of Association and Articles of Association (or similar documents of another jurisdiction) of the Company, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Articles of Association or Memorandum of Association, nor has the Company taken any action that is inconsistent with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors, which would have a Material Adverse Effect on the Company. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.


         2.3 Capitalization.

         (a) The authorized share capital of the Company immediately prior to the Closing shall be NIS 1,000,000 consisting of 100,000,000 Ordinary Shares NIS
0.01 nominal value per share, of which 52,903,353 shares are issued and outstanding.


         (b) At the Closing Date, the issued and outstanding share capital of the Company, on a fully diluted and as-converted basis, taking into consideration all convertible or exchangeable securities and other interests in the Company, is allocated as set forth in Part 2.3 of the Disclosure Schedule.


         (c) Except as set forth in Part 2.3 of the Disclosure Schedule, at the Closing Date, there will not be any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, or any other agreements of any character directly or indirectly obligating the Company to issue any additional shares or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares of the Company.


         (d) At the Closing Date, there will not be any outstanding rights or obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or of a Subsidiary.


         2.4 Financial Statements.


         (a) The Company has furnished Alvarion with a draft of its consolidated, United States Dollar-denominated financial statements as of and for the year ended December 31, 2002 (one version applying FAS 144 and another version not applying FAS 144), copies of which are attached as Part 2.4(a) of the Disclosure Schedule (the "Draft Financial Statements"). In addition, the Company shall have furnished Alvarion, prior to the Closing Date, with its audited, consolidated, United States Dollar-denominated financial statements in accordance with U.S. GAAP, as of and for the year ended December 31, 2002 (the "Audited Financial Statements" and, collectively with the Draft Financial Statements, the "Financial Statements"). The Audited Financial Statements will be identical in all material respects to the Draft Financial Statements except with respect to FAS 144 adjustments.


         (b) Without derogating from the provisions of Section 2.4(a) above, the Financial Statements are accurate and complete in all material respects and present fairly and accurately the financial position, assets, liabilities, results of operation and cash flow of the Company as of the date thereof, in accordance with U.S. GAAP, consistently applied in the United States throughout the periods covered.


         (c) The total amount of Current Assets, Long Term Accounts Receivable and Inventory as of the Closing Date, shall be equal to or exceed the Assumed Liabilities, as jointly determined by the Company's auditors and Alvarion's auditors and (i) as reflected in the Company pro-forma balance sheet as of the Closing Date to be prepared in accordance with U.S. GAAP (adjusted so as not to apply FAS 144) and provided to Alvarion 5 business days prior to Closing Date (the "Draft Pro-forma Report") and attached hereto as Schedule 2.4(c), as per
Section 6.7 below; and (ii) as reflected in the audited balance sheet as of the Closing Date to be prepared in accordance with U.S. GAAP (adjusted so as not to apply FAS 144), to be jointly approved by such auditors within 30 days following the Closing Date (the "Final Pro-forma Report").

         (d) All proper and necessary books of account, minute books, registers and records have been maintained by the Company, are in its possession and contain accurate information relating to all material transactions to which the Company has been a party or which relate to the Purchased Assets, except where the failure to maintain such books of account, minute books, registers and records would not have a Material Adverse Effect on the Company.


         (e) A complete list of the Company's current debts and outstanding loan facilities as of the date hereof is set forth in Part 2.4(e) of the Disclosure Schedule, excluding debts owed by the Company to ECI and debts owed to the Company by its Subsidiaries (all of which related party debts shall not be assumed by Alvarion).


         (f) Except as incurred in the ordinary course of business (and disclosed to Alvarion) and as set forth below, the Company has no material liabilities or obligations of any kind, whether accrued, absolute or contingent, asserted or unasserted, whether or not such liabilities or obligations would have been required to be disclosed in the Financial Statements, in accordance with U.S. GAAP, and there is no existing condition, situation or circumstance, known to ECI or the Company, which could reasonably be expected to result in such liability, except as set forth in the Financial Statements or in Part 2.5 of the Disclosure Schedule:


               (i) Reserved;


               (ii) The Company's obligation under its lease agreement with Sasson Hugi dated March 3, 1998 and all amendments thereto, which obligations may be terminated, without further costs, by no later than July 31, 2003;


               (iii) The Company's obligations under the Company's outsourcing services agreement with Electronic Data Systems (E.D.S) Israel Ltd. ("EDS", and the "EDS Agreement", respectively), which is terminable at any time upon a nine-month prior written notice and the payment of penalty equal to two months' fee, as more fully set forth therein;


               (iv) The Company's obligation to pay royalties on future sales to the Israeli Office of Chief Scientist (with respect to which all amounts due with respect to sales prior to the Closing Date, shall have been duly paid or recorded properly and reserved in the Financial Statements);


               (v) The Company's tax liabilities;


               (vi) Performance bonds detailed in Part 2.4(f)(vi) of the Disclosure Schedule, issued by the Company to the Company's customers, in the aggregate amount US$3,748,000 (including the replacement of ECI on a $0.9 million performance bond issued for the Company's Turkish project) (the "Performance Bonds"); which, to the Company's and ECI's best knowledge, will not be realized by the customers; and


               (vii) The Company's obligations pursuant to its Supply and Services Agreement with GVT dated May 27, 2000, the material terms of which are summarized in part 2.4(f)(vii) of the Disclosure Schedule.


               (viii) The Company's contingent liabilities specified in Part 2.4(f)(viii) of the Disclosure Schedule.

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule or in Section 2.4(f) above, since December 31, 2002:


         (a) There has not been any material adverse change in the Company's business, operations, assets, liabilities, debts, work force or conditions (financial or otherwise) and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company or the Purchased Assets;


         (b) Reserved;


         (c) The Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any of its securities, and has not repurchased, redeemed or otherwise reacquired any securities;


         (d) The Company has not sold, issued or authorized the issuance of (i) any shares or other securities of the Company, (ii) any option or right to acquire any shares or any other securities of the Company, or (iii) any instrument convertible into or exchangeable for any shares or other securities of the Company;


         (e) There has been no amendment to the Company's Articles of Association, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, share split, reverse share split or similar transaction;


         (f) The Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity, other than the acquisition of all of the issued and outstanding shares of Kermadec Holdings B.V.;


         (g) The Company has not made any expenditures on fixed assets or equipment, which exceeds $50,000;


         (h) The Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Agreement (as defined in Section 2.10(a)), (ii) amended or prematurely terminated, or waived any material right or remedy under, any such contract, or (iii) has entered into any commitment or transaction, other than in the ordinary course of business consistent with past practice;


         (i) The Company has not (i) acquired, leased or licensed any right or other asset from any other person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;


         (j) The Company or ECI do not know of any reason the Company would have to write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness, which collectively would be material;


         (k) The Company has not pledged any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business;

         (l) The Company has not (i) lent money to any Person (other than pursuant to routine advances not in excess of $10,000, made to any employee in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;


         (m) Reserved;


         (n) Reserved;


         (o) The Company has not changed any of its methods of accounting or accounting practices in any respect;


         (p) The Company has not commenced or settled any Legal Proceeding;


         (q) The Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices;


         (r) There has not been any termination, cancellation, or acceleration or indication to that effect of any right or obligation of the Company or a loss of any benefit to which the Company is entitled under any provision of any Material Agreement; and


         (s) The Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.


         2.6 Properties and Assets. Full and accurate details of the tangible assets of the Company as of December 31, 2002 are contained in Part 2.6 of the Disclosure Schedule. Except as disclosed in Part 2.6 of the Disclosure Schedule or in the notes to the Financial Statements, the Company has good and marketable title to the Purchased Assets, including without limitation those reflected in the Financial Statements, free and clear of any right, interest or equity of any individual or entity (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property ("Security Interests"). Except as provided in Part 2.6 of the Disclosure Schedule, none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. The Company has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Alvarion as contemplated hereby, including with regard to all relevant laws pertaining to the export of wireless technology. At Closing, Alvarion will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever.


         2.7 Receivables.


         Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 2002, which have not since been collected. Except as set forth in Part 2.7 of the Disclosure Schedule (and identified as "allowances for doubtful debts"), all existing accounts receivable of the Company (including those accounts receivable that have not yet been collected and those accounts receivable that have arisen since December 31, 2002 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current; and neither the Company nor ECI believes that any such accounts receivable are uncollectible.

         2.8 Equipment; Leasehold.


         (a) The Company has good and marketable title to, or in the case of leased property and assets has valid leasehold interests in, all items of equipment and other tangible assets owned by or leased to it and all such items are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Business.


         (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.8 of the Disclosure Schedule.


         (c) None of such equipment or assets is subject to any Lien, except as disclosed in the Financial Statements or as shall not be applicable to the equipment or assets once transferred to Alvarion.


         2.9 Intellectual Property and Other Intangible Assets.


         (a) As used herein, the term "Intellectual Property" shall mean all patents and patent applications, registered and unregistered designs, trademarks, trade dress, service marks, trade names and brand names, all applications for registration thereof, and all computer programs including, but not limited to, computer programs embodied in semiconductor chips, and related flow-charts, programmer notes, updates and data, whether in object or source code form, developed, or used in connection with the Business, and all hardware, algorithms, utilities flowcharts, logic, documentation, processes, formulations, data, experimental methods, or results, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials or information, including specifications,
pricing  plans,  market  research  or  data,  potential  marketing   strategies,
prospective users and distribution channels, engineering drawings, information concerning specialized suppliers, specifications for products and/or processes and/or software, test protocols, and all other materials relating thereto, and copies thereof in any storage media, and all other works of authorship, inventions, concepts, ideas, and discoveries developed, discovered, conceived, created, made, reduced to practice, or used by the Company, and all intellectual property rights therein, including, without limitation, all copyrights in the United States, Israel and elsewhere, including all rights of registration and publication, rights to create derivative works, and all other rights incident to copyright ownership, for the residue now unexpired of the present term of any and all such copyrights and any term thereafter granted during which such information is entitled to copyright, and all inventions (patentable or unpatentable), trade secrets, know-how, ideas and confidential information embodied or reflected in such information, including any shop rights, for the longest period of protection accorded to such interests under applicable law.


         (b) Part 2.9(b) of the Disclosure Schedule lists all of the Company's registered patents, patent applications, registered trademarks and trademark applications owned by the Company and third party Intellectual Property used by the Company in the Business, other than "off-the-shelf" software, the aggregate license fees for which are less than $10,000 and certain patents that are co-owned by the Company and identified as such in Part 2.9(b) of the Disclosure Schedule. Except as specifically set forth in Part 2.9(b) of the Disclosure Schedule, to the best of the Company's and ECI's knowledge, the Company (i) owns or has the unrestricted right to use, free and clear of all liens, claims and restrictions the Intellectual Property used by the Company, and (ii) such Intellectual Property does not infringe upon or violate any right, lien, or claim of others, including without limitation of the Company's present or former employees or the former employers of all such persons. Notwithstanding the above, in the event that the Company's warranties or indemnification obligations towards a third party (a "Beneficial Party") with respect to the Company's Intellectual Property had not been limited by a "best knowledge" qualifier, then the above representation shall be deemed not to include a "best knowledge" qualifier solely with respect to any claim asserted by such Beneficial Party where the facts alleged therein would, if true, give rise to a breach of the above representation without such "best knowledge" qualifier; provided, however, that such "best knowledge" qualifier will continue to apply to a claim by a third party (that is not a Beneficial Party) arising from breach of the above representation, regardless of whether or not such claim also gives rise to a claim for indemnification by a Beneficial Party. Except with respect to "off-the shelf" or other commercially available software or as set forth in Part 2.9(b) of the Disclosure Schedule, the Company is not currently obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, published pending patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of the Business or otherwise.


         (c) Any and all Intellectual Property of any kind, which has been developed, or is currently being developed, by the Company or on the behalf of the Company or by any employee, consultant or contractor of the Company is the property solely of the Company or co-owned by the Company (as provided in Section 2.9(b) above. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to confidential information about the Intellectual Property, has entered into a written non-disclosure agreement with the Company regarding ownership and treatment of the Intellectual Property, in a form reasonably satisfactory to the Company.


         (d) Neither the Company nor, to the best knowledge of the Company and ECI, any of its employees, has received any communications alleging that the Company has violated or by conducting the Business, would violate, any of the patents, published pending patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor, to the best knowledge of the Company and ECI, any of its employees, has received notice nor is the Company or ECI otherwise aware of any infringement of or conflict with asserted rights of others, with respect to any of the Intellectual Property, or of any facts, or assertion of any facts, which would render any of the Intellectual Property invalid or unenforceable, except for communications received by the Company as part of the examination of its patent applications, that are listed in Part 2.9(d) of the Disclosure Schedule.


         (e) To the best knowledge of the Company and ECI: (i) none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's best efforts to promote the interests of the Company or that would conflict with the operation of the Business as conducted and as proposed to be conducted; (ii) neither the execution nor delivery of the Agreement, nor the conduct of the Business as proposed to be conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of the Company's employees is now obligated; and
(iii) it is not, and will not become, necessary to utilize in the Business any inventions, and specifically, patent applications, of any of the Company's employees made prior to their employment by the Company other than those that have been assigned to the Company pursuant to valid and legally binding instruments of assignment.


         (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, the Intellectual Property owned or licensed by the Company constitutes all of the Intellectual Property necessary to conduct the Business. Except as set forth in
Part 2.9(b) of the Disclosure Schedule, the Company has not licensed any of the Company Intellectual Property to any Person on a non exclusive or exclusive basis, nor has the Company entered into any covenant not to compete in any market, field or application, or geographical area or with any Person.


         2.10 Agreements and Trading.


         (a) All the material agreements to which the Company is a party and/or by which the Purchased Assets are bound and/or otherwise relating to the Business (including instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral) (the "Material Agreements") are listed in Part 2.10(a) of the Disclosure Schedule.


         (b) Except as set forth in Part 2.10(a) of the Disclosure Schedule, all the Material Agreements are in full force and effect, and neither the Company nor ECI has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Material Agreements, and the Company has not received any notice of any intention to terminate any such agreement.


         (c) Reserved.


         (d) The Company has delivered to Alvarion accurate and complete copies of all written Material Agreements identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Agreement that is not in written form, if any. Each Material Agreement identified in Part 2.10(a) of the Disclosure Schedule is enforceable by the Company in accordance with its terms.


         (e) Except as set forth in Part 2.10(e) of the Disclosure Schedule:


               (i) the Company has not violated or breached, or committed any material default under, any Material Agreement, and, to the Company's and ECI's best knowledge, no other Person has violated or breached, or committed any material default under, any Material Agreement;


               (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, (A) result in a material violation or breach of any of the provisions of any Material Agreement,
(B) give any Person the right to declare a material default or exercise any remedy under any Material Agreement, (C) give any Person the right to accelerate the maturity or performance of any Material Agreement, or (D) give any Person the right to cancel, terminate or modify any Material Agreement;

               (iii)  the  Company  has  not   received   any  notice  or  other
communication regarding any actual or possible violation or breach of, or default under, any Material Agreement; and


               (iv) the Company has not waived any of its material rights under any Material Agreement.


         (f) No Person is renegotiating, or has a right pursuant to the terms of any Material Agreement to renegotiate, any amount paid or payable to the Company or to any subsidiary thereof under any Material Agreement or any other material term or provision of any Material Agreement.


         (g) There are no material agreements, which are necessary to conduct the Business and from which the Company is benefiting, that are not part of the Material Agreements.


         (h) Reserved.


         (i) Part 2.10(i) of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Material Agreements.


         2.11 Commitments. Except as disclosed in Part 2.10 or 2.11 of the Disclosure Schedule or in the Company Financial Statements:


         (a) There are in force no powers of attorney given by the Company with respect to any asset or business of the Company, and no individual or entity, as agent, representative, distributor or otherwise, is entitled or authorized to bind or commit the Company or any holder of the Purchased Assets to any obligation not in the ordinary course of the Business.


         (b) The Company has not applied for or received any grant or allowance from any governmental authority.


         2.12 Compliance with Legal Requirements.


         (a) The Company has carried on its business and affairs in all material respects in accordance with all applicable laws and regulations, to the extent material to the Business or Purchased Assets, and in all material respects in accordance with the Company's Memorandum of Association and Articles of Association (or, in the case of any of the Subsidiaries, its incorporation documents). The Company and ECI are not aware of any violation or default with respect to any statute, regulation, order, decree, or judgment of any court or any governmental agency which could reasonably be expected to have a Material Adverse Effect on the Company or the Purchased Assets. The Company has been granted and there are now in force all approvals, consents, and licenses necessary for the carrying on of the Business in the places and in the manner in which it is now carried and expected to be carried, except for those approvals, consents or licenses which could not reasonably be expected to have a Material Adverse Effect on the Business. The Company or ECI are not aware of any circumstances which evidence or indicate that any such approvals, consents or licenses, to the extent material to the operation of the Business, are likely to be suspended, canceled, revoked or not renewed.

         (b) All documents required to be filed with or delivered to the Registrar of Companies in respect of the Company have been properly filed or delivered in a timely manner, except for such non compliance that, both individually and in the aggregate, would not have a Material Adverse Effect.


         2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company or by ECI with respect to the Business, and the Company has delivered to Alvarion accurate and complete copies of all Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the conduct of the Business in the manner in which it is currently being conducted. The Company is in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule and has at all times held all Governmental Authorizations, except for such Governmental Authorizations the lack of which would not have a Material Adverse Effect on the Business. The Company has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. As of the Closing Date, the Company shall have paid to the Office of Chief Scientist all amounts due with respect to sales prior to the Closing Date, or shall have such sums recorded properly and reserved for in its Financial Statements.


         2.14 Reserved.


         2.15 Employees.


         (a) As of the Closing, the Company will have terminated the employment of all Hired Employees and in accordance with Section 5.3(a) will pay all expenses, costs and obligations associated with such terminations in accordance with applicable law and will discharge all contractual, statutory and other obligations with respect to any Hired Employee's employment with the Company and the termination thereof; provided that if any of the employees of any of the Subsidiaries shall remain in the employ of the Subsidiaries, as of the Closing, all the Benefits to which such employee may be entitled by virtue of his/her employment with such Subsidiary prior to the Closing (based on such employees' salary prior to the Closing), have been adequately reserved in the Financial Statements and reserved for the benefit of such Employee.


         (b) Full particulars of all Hired Employees, their dates of employment and positions and their last compensation packages, are disclosed in Part 2.15(b)(i) of the Disclosure Schedule, which particulars show all benefits including, without limitation, salaries, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses, vacation days, arrangements for the payment of any pensions, allowances, lump sums, or other like benefits on retirement or on death or termination and any benefits in kind ("Benefits") payable or which the Company was bound to provide to each employee and are true, accurate and complete in all material respects. Part 2.15(b)(ii) of the Disclosure Schedule identifies all Benefits offered by the Company to each Synergy Employee through the Closing Date and until the termination of the Synergy Period.

         (c) Except as set forth in Part 2.15(c) of the Disclosure Schedule, no key employee of the Company has been dismissed in the last six months or has given notice of termination of his/her employment.


         (d) Reserved.


         (e) As soon as possible following the Closing Date, but in no event later than the applicable periods prescribed by law, all the Benefits to which any employee of the Company is or may be entitled including, inter alia, severance pay, and payments in respect of accrued vacation and, if required by law or agreement, sick days will be paid in full by the Company.


         (f) Reserved.


         (g) Parts 2.15(b)(i) and 2.15(b)(ii) of the Disclosure Schedule identify each Hired Employee or Synergy Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.


         (h) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment and employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and with all general collective bargaining agreements that the Industrial Association (of which the Company is a member) is a party to.


         (i) No organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit could affect the Company or any subsidiary thereof; nor are there any controversies, strikes, slowdowns or work stoppages pending or threatened between the Company and any of its Employees.


         (j) As of the Closing Date, all amounts due to ECI or any Person in respect of services currently or in the past performed for the Company by ECI employees, shall have been paid in full.


         2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required for the conduct of the Business under applicable Environmental Laws, and material compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in material compliance with any Environmental Law, and, to the Company's and ECI's best knowledge, there are no circumstances that may prevent or interfere with the material compliance of any operator of the Purchased Assets, assuming operated substantially in the manner operated prior to Closing, with any Environmental Law in the future (For purposes of this Section 2.16: (i) "Environmental Law" means any state, local or foreign Legal Requirement governing the Business and relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment).


         2.17 Insurance.


         (a) Full and accurate details of the Company's insurance policies covering damage or loss to the Purchased Assets, are contained in Part 2.17(a) of the Disclosure Schedule, including such policies as are required under the Company's agreements with its customers.


         (b) There is no claim outstanding under any of such policies nor, to the best of the Company's and ECI's knowledge, are there any circumstances reasonably likely to give rise to such a claim.


         (c) The Company's insurance policies listed in Part 2.17(a) of the Disclosure Schedule are in effect and will remain in full force and effect until the Closing Date.


         2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule and except for loans made by the Company to its Subsidiaries (which, except for the loan made by the Company to InnoWave Broadband, Inc., will be assigned by the Company to Alvarion): (a) no Related Party has any direct or indirect interest in any asset used in or otherwise relating to the Business; (b) no Related Party is indebted to the Company; and
(c) no Related Party has any claim or right against the Company. For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party":
(i) ECI and its subsidiaries; (ii) each individual who is, or who has at any time since December 31, 2000 been, a director in or an officer of the Company;
(iii) each member of the immediate family of each of the individuals referred to in clause (ii) above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses `(ii)' and `(iii)' above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.


         2.19 Legal Proceedings; Orders.


         (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, that affects the Business, the Purchased Assets or the ability to consummate the transaction hereunder and, to the Company's or ECI's best knowledge, no Person has threatened to commence any such Legal
Proceeding: (i) that involves the Business or any of the Purchased Assets or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company's and ECI's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.


         (b) As of the date hereof, there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's and ECI's best knowledge, no Hired Employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such Employee from engaging in or continuing any conduct, activity or practice relating to the Business.


         2.20 Major Customers and Suppliers; Product Prices.


         (a) Part 2.20(a) of the Disclosure Schedule contains a list of all customers, including distributors, of the Company for each of the two (2) most recent fiscal years showing separately the total sales (including payment terms) and total shipments to each such customer during each such year and any firm orders received by the Company from such customer, provided such sales exceeded $500,000 in any such fiscal year. Except to the extent noted in Part 2.20(a) of the Disclosure Schedule, (i) the Company or ECI has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed in part 2.20 of the Disclosure Schedule will not continue to be a customer of the Business after the Closing at substantially the same level of purchases as in 2002; and (ii) no customer described in Part 2.20 of the Disclosure Schedule has requested in writing any decrease in the cost of products or services provided to it by the Company or has indicated to the Company its intention to cancel any purchase order, or return any products purchased by it, to the extent such cancellations or returns exceed in the aggregate $100,000. The Company has not received notice from any customer, challenging the quality of the Company's Products, expressing dissatisfaction with the Company or disputing or challenging their obligation to fulfill their obligations to the Company or any other indication implying an adverse effect on the prospects of the Company.

         (b)  Part  2.20(b)  of  the  Disclosure   Schedule   contains  a  table
summarizing binding proposals greater than $1,000,000 (including value of proposal, margins and payment terms) given by the Company to its Products during the years 2002 and 2003, with respect to which purchase orders have not yet been issued.

         (c) Part 2.20(c) of the Disclosure Schedule contains a list by product line of all sales representatives, dealers, distributors and franchisees of the Company. The Company has furnished to Alvarion copies of all sales representative, dealer, distributor and franchise contracts, and all substantial additions, modifications or exceptions thereto.

         (d) Part 2.20(d) of the Disclosure Schedule contains a list of the Company's twenty major suppliers (determined on the basis of the total dollar amount of purchases during 2002) showing the total purchases from each such supplier during the year 2002 and any open orders placed by the Company with such supplier, and indicating the cancellation policy with respect to each open order. No such major supplier of goods or services has notified the Company of any expected or projected increase in the cost of goods or services provided by such supplier to the Company. Part 2.20(d) of the Disclosure Schedule also contains a list of all open purchase orders issued by the Company.


         2.21 Products Warranty and Product Liability. Part 2.21 of the Disclosure Schedule contains a true, correct and complete list of the Company's customers who have received warranties for Volume Sales of Products whose terms exceed 24 months and the termination dates of each such warranty. Part 2.21 of the Disclosure Schedule contains a description of all written product liability claims and Legal Proceedings relating to the Products that are presently pending or that to the Company's or ECI's knowledge are threatened, or which have been asserted or commenced against the Company and relating to the Purchased Assets or the Business within the last three (3) years (whether or not covered by insurance). There are no defects in the Products known to the Company or ECI, that would materially and adversely affect performance or create an unusual risk of injury to property. None of the Products has been the subject of an epidemic failure or recall campaign and, to the Company's and ECI's knowledge, no facts or conditions exist which could reasonably be expected to result in such an epidemic failure or recall campaign. The Products have been designed and manufactured so as to meet and comply, in all material respects, with all mandatory governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow their sale and use and comply with all customer specifications, except where such non-compliance will not have a Material Adverse Effect on the Business. As used in this Agreement, the term "Products" means any and all products (that are part of the Purchased Assets or used for the operation of the Business) currently or at any time previously distributed or sold by the Company or by any predecessor of the Company under any brand name or mark under which products are or have been distributed or sold by the Company. The Term "Volume Sales" means a sale of over $2 million of Products within a period of twelve months to a single customer.


         2.22 Inventory.


         The Company's inventory has been valued in accordance with U.S. GAAP consistently applied and consists of items of quality useable and saleable in the normal course of the Business.


         2.23 Authority; Binding Nature of Agreement. Each of the Company and ECI has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and ECI and their respective boards of directors and shareholders, to the extent required. This Agreement constitutes the legal, valid and binding obligation of the Company and ECI, enforceable against each of the Company and ECI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


         2.24 Non-Contravention. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):


         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Association or Memorandum of Association, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;


         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the Purchased Assets, is subject;


         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization or any governmental grant, that is held by the Company or that was granted to the Company or that otherwise relates to the Company's business or to any of the Purchased Assets;


         (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Agreement that is or would constitute a Material Agreement, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Agreement, (ii) accelerate the maturity or performance of any such Material Agreement, or (iii) cancel, terminate or modify any such Material Agreement; or


         (e) result in the imposition or creation of any lien or Encumbrance upon or with respect to any asset owned or used by the Company.

         Except as set forth in Part 2.24 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement.


         2.25 No Conflicting Interest. Except as set forth in Part 2.25 of the Disclosure Schedule, the Company or ECI is not aware that any current or former key employee of the Company (who was employed by the Company in the last 2 years immediately preceding the date hereof), has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with the Business, or is a supplier or customer of the Company.


         2.26 Experience; Receipt of Information. ECI has such knowledge and experience in business matters as to be capable of evaluating the merits and risks relating to the receipt of Warrants as part of the consideration for the Purchased Assets and ECI recognizes that exercise of the Warrants involves a high degree of risk and ECI has evaluated the merits and risks involved therein. ECI has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Alvarion.


         2.27 Brokers. No broker, finder or investment banker, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement on the basis of arrangements made by or on behalf of the Company or ECI, or, to the best of the Company's and ECI's knowledge, any of their respective employees or agents.

         2.28 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF ALVARION.


         Alvarion represents and warrants to the Company and ECI, as follows:


         3.1 Due Organization. Alvarion is a public company duly organized and validly existing under the laws of the State of Israel. Alvarion has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

         3.2 Authority; Binding Nature of Agreement. Alvarion has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Alvarion of this Agreement (including the contemplated issuance of warrants in accordance with this Agreement) have been duly authorized by all necessary action on the part of Alvarion and its board of directors. No vote of Alvarion's shareholders is needed to approve any of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of Alvarion, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


         3.3 Valid Issuance. The Warrants have been validly issued free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance and the exercise of the Warrants pursuant to the terms thereof will vest in the holders thereof legal and valid title to the Ordinary Shares issued pursuant to the exercise of the Warrants and such Ordinary Shares when issued in accordance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable, free and clear of any liens, claims, encumbrances or third party rights of any kind and not subject to preemptive rights or any other similar rights of shareholders of Alvarion.


         3.4 Consents and Approvals. Except as set forth on Schedule 3.4 hereto, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Body is necessary for the consummation by Alvarion of the transactions contemplated by this Agreement.


         3.5 No Violation. Neither the execution and delivery of this Agreement by Alvarion, the performance by Alvarion of its obligations hereunder nor the consummation by Alvarion of the transactions contemplated hereby, will (a) violate, conflict with or result in any breach of any provision of Alvarion's Memorandum of Association and Articles of Association, (b) violate, conflict with or result in a violation or breach of, or constitute a material default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease or agreement to which Alvarion is a party, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign Governmental Body applicable to Alvarion.

         3.6 Experience; Receipt of Information. Without derogating from the Company's and ECI's representations contained in this Agreement and Alvarion's right to fully rely thereon, Alvarion represents that it has such knowledge and experience in business matters so as to be capable of evaluating the merits and risks relating to the acquisition of the Purchased Assets, and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement.




SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND ECI.


         4.1 Access and Investigation. During the period from the date of this Agreement through the Closing, or the earlier termination hereof in accordance with Section 8 (the "Pre-Closing Period"), ECI and the Company shall, and shall cause the Company's Representatives to: (a) provide Alvarion and Alvarion's Representatives with reasonable access during normal business hours to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company, the Business or the Purchased Assets; and (b) provide Alvarion and Alvarion's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company and any subsidiary thereof, and with such additional financial, operating and other data and information regarding the Company and any subsidiary thereof, as Alvarion may reasonably request.


         4.2 Operation of the Company's and Subsidiaries' Business. During the Pre-Closing Period:


         (a) the Company and each of its Subsidiaries shall conduct their respective businesses and operations in the ordinary course and in substantially the same manner as such businesses and operations have been conducted prior to the date of this Agreement;


         (b) the Company and each of its Subsidiaries shall preserve intact their current business organization, use best commercial efforts to keep available the services of their current officers, key-employees and employees and maintain their relations and good will with all suppliers, customers, landlords, creditors and other Persons having business relationships with the Company or such Subsidiary;

         (c) the Company and each of its Subsidiaries shall keep in full force all insurance policies referred to in Part 2.17 of the Disclosure Schedule;


         (d) the Company shall cause its officers to report to Alvarion concerning the status of the Company's and the Subsidiaries' business upon Alvarion's request;


         (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any securities, and shall not repurchase, redeem or otherwise reacquire securities, provided, however that the Company may distribute to ECI such amount of cash in excess of what is required by the Company in order to comply with the provisions of Section 6.7 on the Closing Date;


         (f) the Company shall not sell, issue or authorize the issuance of (i) any securities of the Company, (ii) any option or right to acquire any securities of the Company, or (iii) any instrument convertible into or exchangeable for securities of the Company;


         (g) the Company shall not form any subsidiary or acquire any equity or other interest in any other Entity;


         (h) the Company and its Subsidiaries shall not make any capital expenditure that exceeds $30,000, without obtaining Alvarion's written approval;


         (i) the Company and its Subsidiaries shall not, other than in the ordinary course of business, (i) enter into, or permit any of the assets owned or used by them to become bound by, any Contract that is or would constitute a Material Agreement, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;


         (j) the Company and its Subsidiaries shall not (i) acquire, lease or license any right or other asset from any other Person, except for rights or other assets acquired, leased or licensed in the ordinary course of business,
(ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except for rights or other assets disposed of, leased or licensed in the ordinary course of business, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Agreements;


         (k) the Company and its Subsidiaries shall not (i) lend money to any Person, other than in the ordinary course of business (and following notification to Alvarion), except for amounts of up to $5,000 for travel expenses, or (ii) incur or guarantee any indebtedness for borrowed money;


         (l) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;


         (m) the Company and its Subsidiaries shall not change any of their methods of accounting or accounting practices;


         (n) the Company and its Subsidiaries shall not commence or settle any material Legal Proceeding;


         (o) the Company and its Subsidiaries shall not take any action that is not in the ordinary course of business and consistent with past practices and shall not agree or commit to take any such action or any of the actions described in clauses "(e)" through "(n)" above.


         Notwithstanding the foregoing, the Company and its Subsidiaries may take any action described in clauses "(e)" through "(o)" above if Alvarion gives its prior written consent to the taking of such action.


         4.3 Notification; Updates to Disclosure Schedule.


         (a) During the Pre-Closing Period, the Company and ECI shall promptly notify Alvarion in writing of:


               (i) the discovery by the Company or any Subsidiary of any event, condition, fact or circumstance that existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or a breach of any representation or warranty made by the Company in this Agreement;


               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or a breach of any representation or warranty made by the Company in this Agreement, if (x) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (y) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;


               (iii) any material breach of any material covenant or obligation of ECI or the Company; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.


         (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and ECI shall prior to the Closing deliver to Alvarion an update to the Disclosure Schedule specifying such change, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate; provided, however, that (i) if, in light of such event, fact, condition or circumstance, Alvarion has decided not to consummate the Closing pursuant to this Agreement, it shall not be entitled to be indemnified for such breach; and (ii) if, despite such event, fact, condition or circumstance, Alvarion has decided to consummate the Closing pursuant to this Agreement, it shall not be entitled to make a claim in an amount exceeding $1,000,000 with respect to such breach.


         4.4 No Negotiation. During the Pre-Closing Period, neither ECI nor the Company shall directly or indirectly:


         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Alvarion) relating to a possible Acquisition Transaction of the Company;


         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person relating to or in connection with a possible Acquisition Transaction; or


         (c) consider, entertain or accept any proposal or offer from any Person relating to a possible Acquisition Transaction.


         ECI and the Company shall promptly notify Alvarion in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company, ECI or any of their respective Representatives during the Pre-Closing Period.


SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES.


         5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Each party to this Agreement shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period. Each party shall promptly provide the other parties with copies of all filings made by such party with the Israel Securities Authority, the United States Securities and Exchange Commission or any other state, federal or foreign Governmental Body in connection with this Agreement and the transactions contemplated hereby.

         5.2 Public Announcements. During the Pre-Closing Period, (a) the Company and ECI shall not (and the Company and ECI shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Alvarion's prior written consent, and (b) Alvarion shall not (and Alvarion shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without ECI's prior written consent. Notwithstanding the provisions of the preceding sentence, each party shall be permitted to issue any press release or make any public statement as such party is advised by counsel is legally required to be issued or made under any applicable laws, regulatory requirements or stock exchange rules; provided, however, that in such event the party issuing such press release or making such public statement will provide the other parties with prompt written notice of such requirement and a copy of the press release to be issued or public statement to be made, and the parties shall use reasonable commercial efforts to coordinate the content of such press release or public statement.


         5.3 Employees.


         (a) By Closing, the Company will have terminated the employment of all Hired Employees, and as soon as possible thereafter, but in no event later than the applicable periods prescribed by law, shall have paid all expenses, costs and obligations, benefits, bonuses and taxes, including without limitation all insurance obligations, advance notice, severance pay, recreation payments, vacation days and incentive plans associated with such termination and such employment under any agreement, contract, obligation and under applicable law.


         (b) The Company will use reasonably commercial efforts to cause the Hired Employees to execute a waiver in the form attached hereto as Annex 5.3(b) with respect to all prior obligations of the Company relating to the period of his/her employment with the Company prior to the date of the Closing.

         (c) Immediately following the Closing, Alvarion will retain the services of those persons whose names appear on Annex 5.3(c) (the "Hired Employees"), subject to such Hired Employees' execution of employment agreements and proprietary rights agreements in forms satisfactory to Alvarion. The Hired Employees whose execution of an employment agreement and proprietary rights agreement with Alvarion shall be a condition precedent to the Closing obligations of Alvarion, will be marked with an asterisk in Annex 5.3(c) (and are hereinafter referred to as "Key Personnel").


         (d) The Company will continue to employ and shall make available to Alvarion those persons whose names appear on Annex 5.3(d) (the "Synergy Employees") for a period of up to three (3) months from the Closing Date (the "Synergy Period") so as to assist in the integration of the Business with and into Alvarion's business, and Alvarion shall pay the Company all costs directly or indirectly associated with such employment from the Closing Date and throughout the Synergy Period payable on the first day of each month with respect to the previous month or any portion thereof, against an invoice from the Company (including, without limitation, salary costs, pensions, allocation of social benefits, transportation, meal allowances, national insurance, health insurance, retention bonus, etc.). Alvarion shall not be responsible for any payment with respect to the termination of such Synergy Employees or any other amount that would not have been borne by Alvarion if such Synergy Employees had been Hired Employees throughout the Synergy Period, but shall reimburse the Company for all costs associated with the portion of benefits accrued at termination to the extent the accrual of such portion occurred during the Synergy Period (including, without limitation, any retention bonus, vacation days, convalescence payments and severance payments). The retention bonus to which each Synergy Employee shall be entitled (unless he/she resigns or is terminated by Alvarion for cause prior to the termination of the Synergy Period) is set forth in Annex 5.3(d).


         (e) Alvarion will be entitled to obtain, on a subcontractor basis, the services of those ECI employees that are currently performing services for the Company, under the same terms and conditions under which such services were provided to the Company prior to the Closing. Alvarion shall not bear any liability towards ECI or these employees or any other ECI employees which have performed services for the Company prior to the Closing, with respect to any services provided to, or any act or omission of, the Company prior to the Closing, and ECI shall indemnify Alvarion in full for any damages associated therewith.


         (f) Service fees,  benefits and share  incentive  packages to the Hired
Employees  shall  be  established  in  accordance   with   Alvarion's   existing
compensation policies.


         (g) With respect to employees of those Subsidiaries included in the Purchased Assets, at the Closing, the Company shall cause such Subsidiaries to set aside, in a separate account, amounts equal to all the Benefits to which such employees may be entitled by virtue of his/her employment with such Subsidiary prior to the Closing and any other amounts that such employees would have received if terminated at such time.


         5.4 Reserved


         5.5 Reserved.


         5.6 Tax Liability. Each party shall be responsible for all its respective tax obligations deriving from the transactions contemplated in this Agreement. Notwithstanding the above, ECI undertakes to indemnify Alvarion in full for any Tax liability incurred by Alvarion or any of its subsidiaries following the Closing Date relating to the Business or the Purchased Assets with respect to the period prior to the Closing. Alvarion hereby undertakes to notify ECI immediately upon learning of any such Tax Liability, grant ECI sole control over disputing any such Tax liability and assist ECI, in any reasonable manner required by ECI, in contesting any such Tax liability).


         5.7 Relationship with GVT.


         (a) Alvarion shall not assume the Company's rights and obligations pursuant to the GVT Agreements (as defined below); provided that Alvarion shall assist ECI and the Company in the performance of such agreements as follows:


               (i) The Company will be entitled to purchase from Alvarion products and spare parts at the prices and terms as currently in effect with respect to the purchases of such products from the Company by GVT.


               (ii) Alvarion shall provide the Company and/or InnoWave Do Brazil LTDA. third tier technical support services, which services will be priced in accordance with their fair market value as shall be negotiated in good faith by Alvarion and the Company.


               (iii) Alvarion shall provide, free of charge, until the end of the applicable free warranty period set forth in the GVT Agreements, all warranty support, services and product replacements with respect to products sold to GVT pursuant to the GVT Agreements prior to the Closing and shall bear all warranty-related costs (including, inter alia, employee salaries and benefits) associated with the operation of the Brazil Sub (on a sub-contractor basis); provided that Alvarion's total cost (both under this Section 5.7(a)(iii) and Sections (5.7b) and 5.7(c) (if the Supply Agreement is assumed thereunder) shall not exceed the amounts set forth under Section 5.7(c) below and provided further that all income derived by the Brazil Sub from GVT shall be credited against such warranty-related costs to be borne by Alvarion.


         (b) In the event that the Company presents Alvarion with a letter from GVT in which GVT waives all claims raised by GVT against the Company in the e-mail messages sent by GVT to ECI on January 11, 2003 and January 20, 2003 (a form of which waiver is attached hereto as Annex 5.7(b) or such other similar form to be approved by Alvarion, which approval shall not be unreasonably withheld) then the following provisions will apply:


               (i) Alvarion or a subsidiary thereof shall fully and promptly assume all of the Company's obligations under the Supply Agreement, as detailed in Part 2.4(f)(vii) of the Disclosure Schedule.


               (ii) Alvarion shall use reasonable efforts to remove ECI as a co-signor on the Supply Agreement.


               (iii) Alvarion, or a subsidiary thereof, will enter into a new services agreement with GVT, subject to the ability to attain reasonable commercial terms, with respect to support services that are to be provided to GVT for an extended term commencing May 2003 and shall fully and promptly perform all its obligations under such new services agreement with GVT.


               (iv) The Company shall cause the transfer of the Brazil Sub to Alvarion, and Alvarion shall accept the transfer of all the issued and outstanding share capital of the Brazil Sub; provided, however, that all amounts due to employees with respect to the period prior to the Closing and all amounts due on termination in the event that in lieu of such transfer the Brazil Sub were to terminate the employment of all its employees, shall be borne by the Company.


         (c) ECI undertakes and warrants to Alvarion, that until the end of the applicable free warranty period set forth in the GVT Agreements, the total cost to Alvarion of all support, services and product replacements with respect to products sold to GVT pursuant to the GVT Agreements prior to the Closing, shall not exceed in the aggregate one million dollars ($1,000,000). Within a reasonable time after reaching $1,000,000 in such costs or at any other anytime, Alvarion shall deliver to ECI a report specifying the support, services and product replacements, together with the costs associated therewith, rendered or provided by Alvarion to GVT in each quarter and such report shall be deemed to be conclusive evidence of such expenses, unless ECI objects to it in writing (specifying the particulars of such objection) within twenty-one (21) days following Alvarion's delivery of such report, in which case the parties shall negotiate in good faith and attempt to agree on such costs.


         (d) ECI shall bear all liabilities arising after the end of the free warranty period applicable to each product sold to GVT, as set forth in Section
10.7 of the Supply Agreement, provided that in the event that Alvarion assumes the Company's obligations under the Supply Agreement as set forth in subsection
(b) above, Alvarion shall undertake to provide to GVT, subject to reasonable commercial terms, technical support and spare parts, to the extent required, pursuant to said Section 10.7, for the term thereof.


         (e) ECI further undertakes to indemnify Alvarion for any loss sustained by Alvarion as a result of any claim with respect to the GVT Agreements relating to events that occurred, or to products or services provided, during the period prior to the assumption by Alvarion of the Company's rights and obligations pursuant to the GVT Agreements in accordance with subsection (b) above.


         (f) In the event that Alvarion enters into a new services agreement with GVT as set forth in subsection (b)(ii) above, and fails to provide GVT with the support services pursuant to such new services Agreement, (i) ECI shall be entitled to re-hire former Company employees who have been providing GVT with support services prior to the Closing Date to provide such services, provided they are at such time employed by Alvarion or any of its Affiliates, (ii) Alvarion shall transfer to ECI all facilities and equipment (at the depreciated cost thereof) necessary to enable ECI to render such support services, and (iii) ECI shall be entitled to receive the applicable support fees. The provisions of this Section 5.7(f) shall not derogate, in any manner, from ECI's rights against Alvarion for Alvarion's breach of its support obligations. Without derogating from the generality of the above, it is hereby clarified that in the event that ECI is forced to take the actions specified in (i) and (ii) above, Alvarion shall have no right and/or claim against ECI with respect to such actions.


         5.8 Confidentiality. The parties agree that, unless and until the transaction contemplated by this Agreement shall have been consummated, the parties will hold in strict confidence all information and documents received from the other party in connection with the transaction contemplated herein and shall refrain from using such information and documents in any manner. If the transaction herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence; provided, however, that the obligations of each party under this Section to maintain such confidentiality shall not apply to any developments made by such party which such party can prove were developed by it independently, without any reference to the information and documents provided by the other party and to any information or documents that are in the public domain at the time furnished by such party or that become public thereafter through any means other than as a result of any act which constitutes a breach of this Agreement. Notwithstanding any provision to the contrary contained herein, each party shall be permitted to disclose such of the information and documents as it is advised by counsel is legally required to be disclosed under applicable law or regulatory requirements.


         5.9 Additional Obligations by ECI.


         (a) On the Closing, ECI shall sublicense, assign or otherwise transfer to Alvarion, without any consideration, any Intellectual Property, equipment, Governmental Authorizations, certifications and other assets, currently held or registered in the name of ECI, currently used in the operation of the

Business, and required for the operation of the Business as now conducted or as currently proposed to be conducted. Notwithstanding the above, the ECI equipment that is currently used by EDS for the performance of the services set forth in the EDS Agreement, will be leased to Alvarion, without any consideration, throughout the term of the EDS Agreement.


         (b) ECI will use reasonable commercial efforts to ensure that any cross licensing arrangements currently in effect between ECI and any third party with respect to such third party's intellectual property, with respect to which the Company is a third party beneficiary, shall continue to apply to the use of such intellectual property by Alvarion following the Closing at no cost to Alvarion. In addition, on the Closing Date, ECI and Alvarion will execute a cooperation agreement (the "Cooperation Agreement") in the form of Annex 5.9(b) hereto.


         (c) As a condition to the Closing, and as an inducement to Alvarion to execute this Agreement and complete the transaction contemplated hereby, ECI and the Company shall sign a non-competition and non solicitation agreement substantially in the form of Annex 5.9(c) (the "Non-Competition Agreement").


         (d) Prior to the Closing Date, ECI shall procure for Alvarion the right to continue the purchases of AIU components from Inovia Telecoms Ltd., until December 31, 2004, on market terms and prices to be agreed upon in good faith between such parties. An additional charge of 30% will be applied to any purchase order for such products less than $30,000. All orders for such components shall be made at least two (2) months in advance of the required delivery dates; provided that Alvarion is able to procure long lead time items that would otherwise prevent the achievement of such two (2) month lead time and provides to ECI prior written notice of its ability to make such procurement; and if Alvarion is unable to make such procurement, then the time period shall be five (5) months.


         5.10 Use of the Company's Name. Immediately following the Closing, the Company shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Alvarion.


         Neither the Company nor any Affiliate thereof shall, without the prior written consent of Alvarion, make any use of the name "InnoWave" or " "InnoWave ECI Wireless Systems" or any other name confusingly similar thereto, except as may be necessary for the Company to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.


         5.11 Infringements. Following the Closing each party shall, if necessary, reasonably assist the other party in the defense against any Liability to a third party for infringement of such third party's intellectual property, relating to the period prior to the Closing Date.


         5.12 Performance Bonds. By Closing Alvarion shall take all the necessary steps so as to assume the Performance Bonds and shall have caused the release of ECI and the Company from any and all liability under the Performance Bonds.


         5.13 Payment of Lease obligation. Alvarion shall have the option to notify the Company that it has decided to pay the Company the total amount of rent payments and any other amounts due until July 31, 2003, with respect to the lease agreement described in

Section 2.4(f)(ii) hereof in lieu of assuming such lease agreement. Such option shall have to be exercised within 7 days prior to the Closing and shall not affect the Assumed Liabilities as determined for purposes of the Draft Pro-forma Report and the Final Pro-forma Report.


SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF ALVARION.


         The obligations of Alvarion to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions any or all of which may be waived in writing by Alvarion:


         6.1 Accuracy of Representations. Each of the representations and warranties made by the Company and ECI in this Agreement and in each of the other agreements and instruments delivered to Alvarion in connection with the transactions contemplated by this Agreement shall have been accurate, in all material respects, as of the date of this Agreement and as of the Closing Date as if made on the Closing Date.


         6.2 Performance of Covenants. All of the covenants and obligations that the Company or ECI are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.


         6.3 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement including, without limitation, the consent of the Office of Chief Scientist (which consent will not create any obligation that either Alvarion or the Company would not have had on a stand-alone basis if the transactions contemplated herein had not taken place) and the consent of the Investment Center to the transaction (including the expansion of Alvarion's Approved Enterprise plans with respect to the acquisition of the equipment purchased hereunder, subject only to Alvarion's undertaking to maintain the equipment currently held by the Company in Omer, either in Omer or in any other place that is within a Development Zone "A"), shall have been obtained and shall be in full force and effect; and such Consents shall not include any provision containing, or would otherwise create, a Material Adverse Effect on Alvarion or the Company following the Closing. In addition, the Company shall have received written confirmation from the Office of the Chief Scientist that the WaveGain project has been terminated and that no further royalties are due in respect of such project.


         6.4  Agreements  and  Documents.   Alvarion  shall  have  received  the
following agreements and documents, each of which shall be in full force and effect:


         (a) Certified copies of resolutions of the Board of Directors of each of the Company and ECI, authorizing and approving the Agreement and the consummation of the transactions contemplated by the Agreement in customary form.


         (b) An executed waiver in the form attached hereto as Annex 5.3(b), to be signed by all Hired Employees who executed Employment Agreements as provided in Section 6.4(c) below.


         (c) Employment Agreements and confidential invention and assignment agreements, reasonably satisfactory in form and substance to Alvarion, (i) to be executed by all Key Personnel immediately prior to the execution of this Agreement (such agreements to contain a condition precedent specifying that they will only come into effect upon Closing),

(ii) by 80% of the Hired Employees who are identified with two asterisks in Annex 5.3(c) and as otherwise set forth therein, and (iii) 75% of all Hired Employees;


         (d) A legal opinion of Goldfarb, Levy, Eran & Co., Adv., in the form attached hereto as Annex 6.4(d), addressed to Alvarion and dated as of the Closing Date;


         (e) A certificate executed by the Company's Chief Executive Officer (but without personal liability therefor) certifying that the conditions set forth in this Section 6 have been duly satisfied (the "Company Closing Certificate");


         (f) All documents necessary for the assignments of those Assumed Contracts marked with an asterisk in Schedule 1.1(g);


         (g) Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement in forms to be reasonably approved by the parties prior to Closing;


         (h) The Non Competition Agreement in the form of Annex 5.9(c), duly executed by ECI and the Company; and


         (i) The Cooperation Agreement in the form of Annex 5.9(b), duly executed by ECI.


         (j) All documents required to effect the change of the Company's corporate name to a new name bearing no resemblance to its present name, duly executed by the Company.


         (k) Duly executed share transfer deeds and/or any other similar documents necessary to effect the transfer of the outstanding Subsidiaries' shares to Alvarion.


         (l) Duly executed consents of Bank Leumi and Bank Hapoalim B.M. for the transfer of the Purchased Assets contemplated hereby.


         (m) The Company's audited financial statements for the years ended December 31, 2000 and December 31, 2001. Such financial statements, including the consolidated balance sheet and the statements of operations and statements of cash flow for each of the periods then ended, shall be audited in accordance with U.S. GAAP.


         6.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within thirty (30) days of enactment.


         6.6 Termination of Employees. The Company shall have provided Alvarion with evidence, reasonably satisfactory to Alvarion, as to the termination of all Hired Employees and its compliance with the provisions of Section 5.3(a).


         6.7 Financial Condition. The total amount of Current Assets, Long Term Accounts Receivable and Inventory as of the Closing Date, shall be equal to or exceed the

Assumed Liabilities, as jointly determined by the Company's auditors and Alvarion's auditors and as reflected in the Draft Pro-forma Report.


         6.8 No Material Deterioration. No material deterioration has occurred in the business condition of the Company from the Effective Date and until the Closing Date (such materiality to be determined vis-a-vis the value of the transaction).


SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND ECI.


         The obligations of each of ECI and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions any or all of which may be waived in writing by ECI and the Company:


         7.1 Accuracy of Representations. Each of the representations and warranties made by Alvarion in this Agreement shall have been accurate as of the date of this Agreement, and shall be accurate as of the Closing Date as if made on the Closing Date.


         7.2 Performance of Covenants. All of the covenants and obligations that Alvarion is required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all respects.


         7.3 Documents. The Company and ECI shall have received the following documents, each of which shall be in full force and effect:


         (a) A certificate executed by Alvarion's Chief Executive Officer (without personal liability therefor) certifying that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied (the "Alvarion Closing Certificate"), which Alvarion Closing Certificate shall be in full force and effect; and


         (b) The Cooperation Agreement in the form of Annex 5.9(b), duly executed by Alvarion; and


         (c) A legal opinion of Naschitz, Brandes & Co., Adv., in the form attached hereto as Annex 7.3(c), addressed to ECI and the Company, and dated as of the Closing Date.


         (d) Certified copies of resolutions of the Board of Directors of Alvarion, authorizing and approving the Agreement and the consummation of the transactions contemplated by the Agreement in customary form.

         7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within
(30) days of enactment.

         7.5 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect; provided that ECI and the Company hereby authorize and empower Alvarion to take any action in order to obtain any Consent that has not been obtained by the

Company or ECI within a reasonable time if Alvarion believes that it can obtain such Consent within a reasonable time, and ECI and the Company will assist Alvarion in any reasonable way to facilitate the foregoing.

         7.6 Approved Enterprise Status. Alvarion shall have assumed the Company's "approved enterprise" status with respect to the Company's plant in Omer, and all rights and obligations associated therewith as of the Closing Date, pursuant to the a specific Approval Certificate (- Ktav Ishur) relating to such plant, that is to be granted by the Investment Center, and subject to such terms as shall be approved by Alvarion in its sole discretion.

         7.7 Performance Bonds. Alvarion shall have assumed the Performance Bonds and shall have caused the release of ECI and the Company from any and all liability under the Performance Bonds.


SECTION 8. TERMINATION.


         8.1 Right of Termination Without Breach. This Agreement may be terminated prior to the Closing:


         (a) Without further liability to any party, by either ECI, the Company or Alvarion if (i) a court of competent jurisdiction or Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift) and such was not at the request of the party seeking termination of the Agreement, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; or (ii) the Closing has not taken place within 3 months of the execution of this Agreement (provided that the Closing has not been delayed due to such party's wrongful act or omission); or


         (b) by the mutual consent of Alvarion and the Company.


         8.1A Right of Termination for Breach


         (a) Termination by Alvarion. If, prior to Closing, (i) there has been a material violation or breach by ECI or the Company of any of the agreements, representations or warranties contained in this Agreement and referring to the date hereof, which has not been waived in writing by Alvarion, or (ii) there has been a failure of satisfaction of a condition to the obligations of Alvarion, which has not been so waived, then Alvarion may, by written notice to ECI and the Company reasonably specifying the nature of the breach or failure, terminate this Agreement.


         (b) Termination by ECI and the Company. If, prior to Closing, (i) there has been a material violation or breach by Alvarion of any of the agreements, representations or warranties contained in this Agreement and referring to the date hereof, which has not been waived in writing by ECI and the Company, or
(ii) there has been a failure of satisfaction of a condition to the obligations of ECI and the Company, which has not been so waived, then ECI and the Company may, by written notice to Alvarion reasonably specifying the nature of the breach or failure, terminate this Agreement.


         8.2 Termination Procedures. If either party wishes to terminate this Agreement pursuant to Section 8.1 or Section 8.1A, it shall deliver all other parties a written notice stating its request to terminate this Agreement and setting forth a brief description of the basis on which such party requests the termination of this Agreement.


         8.3 Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1 or 8.1A, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Company, ECI or Alvarion shall be relieved of any obligation or liability arising from any prior breach (if any) by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.2, 5.8 and 10.


SECTION 9. INDEMNIFICATION.


         9.1 Survival of Representations, Etc.


         (a) The representations and warranties made by the Company and ECI (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing and shall expire on the 18-month anniversary of the Closing Date (such period, the "Survival Period"); provided, however, that if, at any time prior to the termination of the Survival Period, any Indemnitee (acting in good faith) delivers to ECI a written notice (a "Claim Notice") alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company and ECI (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted as aforesaid shall survive the termination of the Survival Period until such time as such claim is fully and finally resolved; and provided further that ECI's obligation to indemnify Alvarion in full (i) for any tax liabilities relating to the period prior to the Closing Date; (ii) for breach of ECI's covenant in Section 5.7(d);
(iii) for any loss sustained by Alvarion as a result of any claim with respect to the GVT Agreements relating to the period prior to Alvarion's assumption of the GVT Agreements as set forth in 5.7(e); (iv) for the non payment of any of the Company's Accounts Receivable from, and balance with, GVT, which are presented on the Company's financial statements for the date of the Closing as set forth in 5.7(e), (v) for any claim or Damage related to any of the Retained Liabilities set forth in Section 1.4 hereof; and (vi) for any claim that may be made by Lucent that the Purchased Assets infringe the following patents (a) US 4,677,423, and (b) US 4,551,581 and any corresponding patent thereof, including any divisional, continuation, re-examined and re-issued patents thereof, shall survive the termination of the Survival Period and shall remain in perpetuity; provided, however, that Alvarion delivers a written notice alleging the existence of an inaccuracy or breach (and setting forth in reasonable detail the basis for Alvarion's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, within 30 days after becoming aware of such inaccuracy or breach; and provided further, however, that nothing herein shall derogate from application of the Israeli Statute of Limitations to the obligations of Alvarion or to any claims arising from such inaccuracy or breach.


         (b) The representations, warranties, covenants and obligations of the Company and ECI, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives or by the consummation of the transaction contemplated by this Agreement.

         (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and ECI in this Agreement.


         (d) The representations and warranties made by Alvarion (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Alvarion Closing Certificate) shall survive the Closing and shall expire on the termination of the Survival Period; provided, however, that if, at any time prior to the termination of the Survival Period, ECI or the Company (acting in good faith) shall deliver to Alvarion a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Alvarion (and setting forth in reasonable detail the basis for ECI's or the Company's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the termination of the Survival Period until such time as such claim is fully and finally resolved.


         (e) The representations, warranties, covenants and obligations of Alvarion, and the rights and remedies that may be exercised by ECI or the Company, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, ECI or the Company.


         9.2 Indemnification.


         (a) From and after the Closing Date (but subject to Section 9.1(a)), the Indemnitees may seek indemnification from ECI, for any Damages (other than consequential damages) that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company Closing Certificate, to the extent it affects or relates to the Purchased Assets, the Assumed Liabilities, the Business or the ability of the Company or ECI to consummate the transactions contemplated herein; (ii) any breach of any covenant or obligation of the Company or ECI (including the covenants set forth in Sections 4 and 5), to the extent it affects or relates to the Purchased Assets, the Assumed Liabilities, the Business or the ability of the Company or ECI to consummate the transactions contemplated herein; (iii) any Retained Liabilities, or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)", "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).


         (b) From and after the Closing Date (but subject to section 9.1(d)), ECI may seek indemnification from Alvarion for any Damages (other than consequential damages) that are suffered or incurred by ECI or to which ECI may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 and all claims concerning the Assumed Liabilities; or (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any Legal Proceedings commenced by ECI for the purpose of enforcing any of its rights under this
Section 9).

         9.3 Defense of Third Party Claims. In the event of the assertion or commencement by any third party of any claim or Legal Proceeding (whether against ECI, the Company, Alvarion or against any other Person) with respect to which any of the Indemnitees, ECI or the Company shall have the right to seek indemnification pursuant to this Section 9, the following provisions shall apply:


         (a) Notice and Defense. The party to be indemnified (the "Indemnified Party") will give the party from whom indemnification is sought (the
"Indemnifying Party") prompt written notice of any such claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. The assumption of defense shall constitute an admission by the Indemnifying Party of its indemnification obligation hereunder with respect to such claim, and its undertaking to pay directly all Damages incurred in connection therewith. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Section 9, except to the extent the Indemnifying Party is materially prejudiced thereby. So long as the Indemnifying Party is defending any such claim actively and in good faith, the Indemnified Party shall not settle such claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in all other respects give reasonable cooperation in such defense.


         (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such claim, fails to defend such claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such claim or consent to the entry of a judgment with respect to such claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment; provided the Indemnified Party promptly notifies the other party, and consults the other party in good faith with respect to any proposed compromise or settlement.


         (c) Indemnified Party's Rights. Anything in this Section 9 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such claim (other than with respect to the payment of money damages or money payments), and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise such claim.


         9.4 Exercise of Remedies by Indemnitees Other Than Alvarion. No Indemnitee (other than Alvarion or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Alvarion (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy, which consent shall not be unreasonably withheld.


         9.5 Limitation. A claim may be brought by an Indemnified Party against the Indemnifying Party, only when the amount of alleged damages arising out of such claim is in excess of $50,000; provided that where such damages exceed $50,000, the Indemnified Party shall be entitled to indemnification in full (with no deduction of the $50,000). Except with respect to the obligations specifically set forth in Section 9.1(i) through (vi) above, for which no limitation in amount shall apply, in no event shall the Company's and ECI's aggregate liability under this Agreement exceed $8,500,000 (provided that in the event that a claim that is brought by an Indemnified Party relates to an item set forth in Section 9.1(i) through (vi) above but may also relate to any other Liability of ECI or the Company under this Agreement, such claim shall be deemed to be with respect to an item set forth in Section 9.1(i) through (vi) above and, accordingly, will not be limited to the Survival Period or by such $8,500,000 limitation).


SECTION 10. MISCELLANEOUS PROVISIONS.

         10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.


         10.2 Fees and Expenses.


         ECI, the Company and Alvarion shall each bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Alvarion and its Representatives with respect to the Company's business (and the furnishing of information to Alvarion and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions.


         10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


         10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Alvarion:

                           Alvarion Ltd.
                           21A HaBarzel St.
                           Tel Aviv 69710
                           Fax: 03-6456222
                           Attn: General Counsel

                           with a copy to:
                           Naschitz, Brandes & Co.
                           5 Tuval Street
                           Tel-Aviv, Israel
                           Fax: +972 3 623 5021
                           Attention: Sharon A. Amir, Adv.

                  if to the Company:

                          InnoWave Wireless Systems Ltd.
                          4 Hashiloach St.
                          Petach Tikva 49170
                          Israel
                          Tel:
                          Fax:
                          Attention:

                          With a copy to

                           Goldfarb, Levy, Eran & Co.
                           2 Ibn Gvirol Street
                           Tel Aviv, Israel
                           Tel: 03-608-9816
                           Fax: 03-608-9908
                           Attention: Michael Heller, Adv.


                          If to ECI

                          ECI Telecom Ltd.
                          30 Hasivim Street
                          Petach Tikva 49517
                          Israel
                          Tel:
                          Fax:
                          Attention:

                          With a copy to

                           Goldfarb, Levy, Eran & Co.
                           2 Ibn Gvirol Street
                           Tel Aviv, Israel
                           Tel: 03-608-9816
                           Fax: 03-608-9908
                           Attention: Michael Heller, Adv.

         10.5 Reserved.


         10.6 Headings. The boldface headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


         10.7   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.


         10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel (without giving effect to principles of conflicts of laws). Any disagreement or dispute between the parties arising hereunder or in connection herewith, which cannot be promptly resolved on an amicable basis, shall be resolved by arbitration by a single arbitrator (the "Arbitrator"). The arbitration shall be held in Tel Aviv, in accordance with the laws and regulations of the State of Israel. The Arbitrator shall be selected by agreement of the parties and, failing  such  agreement  within ten (10) days  after  either  party  shall have requested  such  arbitration,  the  Arbitrator  shall  be the  first  one of the
following  potential   arbitrators  that  will  accept  the  nomination  as  the
Arbitrator: (a) Alex Hartman (b) Yoram Danziger, or (c) Re'uven Bachar; either party may approach any of the above potential arbitrators. The failure of each of the above potential arbitrators to accept the nomination as the Arbitrator within 14 days of a request by either party shall be considered a refusal enabling the party seeking the appointment of the Arbitrator to approach the next name on the above list. If all the above refuse the nomination as aforesaid, the Arbitrator shall be appointed by the President of the Israeli Bar Association. The Arbitrator shall be bound solely by the substantive laws of the State of Israel and the terms of this Agreement and shall not be bound by any judicial rules of evidence or procedure. The Arbitrator's award shall be final and binding upon the parties and shall set forth, with particularity the Arbitrator's findings of fact and conclusions of law, and judgment upon the arbitral award may be entered by any court of competent jurisdiction. Unless the Arbitrator otherwise determines, Alvarion and ECI shall each bear equally the fees and expenses of the Arbitrator and their own expenses in connection with the arbitration. The Arbitrator shall ensure that minutes of all arbitration meetings will be kept and that copies of such minutes shall be made available to the parties promptly after each such meeting and in any event prior to the next meeting.


         10.9 Successors and Assigns. This Agreement shall be binding upon the Company, ECI and their respective successors and assigns (if any); and Alvarion and its successors and assigns (if any). This Agreement shall inure to the benefit of the Company, ECI and the other Indemnitees; and the respective successors and assigns (if any) of the foregoing. Except as set forth in Section 1.10, neither party may assign any of its rights under this Agreement to any other Person without obtaining the consent or approval of the other parties hereto.


         10.10 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.


         10.11 Waiver.


         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.


         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


         10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.


         10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


         10.14 Parties in Interest. Except for the provisions of Section 9, none of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.15 Disclosure. Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by either ECI, the Company or Alvarion shall be subject to the approval of the other in all essential respects, except that the other party's approval shall not be required as to any statements and other information which Alvarion and/or ECI may submit to the Securities and Exchange Commission, the Nasdaq National Market or that a party may submit to its shareholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or the Nasdaq National Market, or otherwise required by law.


         10.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


         10.16 Construction.


         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.


         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.


         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


         (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.


         10.17 Force Majeure. Each party shall be excused from any breach or default with respect to this Agreement to the extent that the party was prevented from performance by reason of anything beyond the party's control and despite such party's efforts to eliminate such prevention such as an act of any governmental authority or agency, fire, flood, wind storm, or any act of God, or the act or omission of any person or entity not controlled by that party ("Force Majeure"). No party shall be liable to the other party for any delay in or failure of performance under this Agreement due to a Force Majeure. Any such delay or failure shall extend the period of performance to such extent as is mutually determined by the parties to be necessary to enable complete performance by a party if reasonable diligence is exercised after the causes or delay or failure have been removed.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                              [APA Signature Page]



         The parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first above written.

                                ALVARION LTD.

                                By: /s/ Zvi Slonimsky
                                    -----------------------------------
                                Name: Zvi Slonimsky
                                     ----------------------------------
                                Title: CEO
                                       --------------------------------



                                ECI TELECOM LTD.

                                By: /s/ Giora Bitan
                                    -----------------------------------
                                Name: Giora Bitan
                                      ---------------------------------
                                Title: Executive Vice President & Chief
                                       Financial Officer
                                       --------------------------------



                                INNOWAVE ECI WIRELESS SYSTEMS LTD.

                                By: /s/ Hezi Lapid            /s/ Roni Weinberg
                                    -------------------------------------------
                                Name: Hezi Lapid              Roni Weinberg
                                      -----------------------------------------
                                Title: VP & CFO
                                      -----------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):


         Accounts Payable. "Accounts Payable" shall have the meaning ascribed to such term in Section 1.3(c).


         Accounts Receivable. "Accounts Receivable shall mean all accounts receivable of the Company, as of the Closing Date, determined in accordance with U.S. GAAP.


         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:


         (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;


         (b) the issuance, disposition or acquisition of (i) any shares or other securities of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share capital or other equity security of the Company (other than share options granted to employees in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share capital or other equity security of the Company; or


         (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.


         Affiliate. "Affiliate" of a specified person or entity shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For this purpose, "control" shall mean the possession of the direct or indirect power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.


         Agreement. "Agreement" shall mean the Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as may be amended from time to time.


         Alvarion Closing Certificate. "Alvarion Closing Certificate" shall have the meaning ascribed to such term in Section 7.3(b).


         Arbitrator. "Arbitrator" shall have the meaning ascribed to such term in Section 10.8.


         Assumed Contract. "Assumed Contract" shall have the meaning ascribed to such term in Section 1.1(g)


         Assumed Liabilities. "Assumed Liabilities" shall have the meaning ascribed to such term in Section 1.3.

         Audited Financial Statements. "Audited Financial Statements" shall have the meaning ascribed to such term in Section 2.4(a).


         Brazil Sub. "Brazil Sub" shall have the meaning ascribed to such term in Section 1.1(g).


         Claim Notice. "Claim Notice" shall have the meaning ascribed to such term in Section 9.1


         Closing.  "Closing"  shall have the  meaning  ascribed  to such term in
Section 1.5.


         Closing Date. "Closing Date" shall have the meaning ascribed to such term in Section 1.5.


         Company Closing Certificate. "Company Closing Certificate" shall have the meaning ascribed to such term in Section 6.4(e).


         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).


         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.


         Cooperation Agreement. "Cooperation Agreement" shall have the meaning ascribed to such term in Section 5.9(b).


         Current Assets. "Current Assets" shall have the meaning ascribed to such term in Section 1.1(a).


         Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.


         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Alvarion on behalf of the Company and ECI.


         Draft Financial Statements. "Draft Financial Statements" shall have the meaning ascribed to such term in Section 2.4(a).

         Draft Pro-forma Report. "Draft Pro-forma Report" shall have the meaning ascribed to such term in Section 2.4(c)

         EDS. "EDS" shall have the meaning ascribed to such term in Section 2.4(f)(iii).

         EDS Agreement. "EDS Agreement" shall have the meaning ascribed to such term in Section 2.4(f)(iii).

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).


         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.


         Excluded Assets. "Excluded Assets" shall have the meaning ascribed to such term in Section 1.2.

         Final Pro-forma Report. "Final Pro-forma Report" shall have the meaning ascribed to such term in Section 2.4(c)


         Force Majeure. "Force Majeure" shall have the meaning ascribed to such term in Section 10.17.


         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license (including type approvals), certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.


         Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) national, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).


         GVT. "GVT" shall have the meaning ascribed to such term in Section 1.2(e).


         GVT Agreements. "GVT Agreements" shall have the meaning ascribed to such term in Section 1.2(e).


         Hired Employees. "Hired Employees" shall have the meaning ascribed to such term in Section 5.3(c).


         Indemnified Party. "Indemnified Party" shall have the meaning ascribed to such term in Section 9.3(a).


         Indemnifying  Party.   "Indemnifying  Party"  shall  have  the  meaning
ascribed to such term in Section 9.3(a).


         Indemnitees. "Indemnitees" shall mean the following Persons: (a) Alvarion; (b) Alvarion's current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.


         Inventory.  "Inventory"  all have the meaning  ascribed to such term in
Section 1.1(d).

         Investment Center. "Investment Center" shall have the meaning ascribed to such term in Section 1.1(m).


         Key Personnel. "Key Personnel" shall have the meaning ascribed to such term in Section 5.3(c).


         Liability. "Liability" shall mean any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.


         Liens. "Liens" shall mean all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.


         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.


         Long Term Accounts Receivable. "Long Term Accounts Receivable" shall have the meaning ascribed to such term in Section 1.1(aa).


         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or Alvarion, as the case may be, if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement, but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's or Alvarion's business, condition, assets, liabilities, operations or financial performance. The materiality of an effect will be determined in relation to the value of the transaction set forth herein, which value shall be deemed to be equal to the ECI Consideration.


         Material Agreements. "Material Agreements" shall have the meaning ascribed to such term in Section 2.10.


         Non Competition Agreement. "Non Competition Agreement" shall have the meaning ascribed to such term in Section 5.7(c).


         Ordinary Shares. "Ordinary Shares" shall have the meaning ascribed to such term in Section 1.7.


         Performance Bonds. "Performance Bonds" shall have the meaning ascribed to such term in Section 2.4(f)(vi).

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.


         Pre - Closing Period. "Pre - Closing Period" shall have the meaning ascribed to such term in Section 4.1.


         Products.  "Products"  shall have the meaning  ascribed to such term in
Section 2.21.


         Purchase Consideration. "Purchase Consideration" shall have the meaning ascribed to such term in Section 1.7.


         Purchased Assets. "Purchased Assets" shall have the meaning ascribed to such term in Section 1.1.


         Related Party. "Related Party" shall have the meaning ascribed to such term in Section 2.18.


         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.


         Retained Liabilities. "Retained Liabilities" shall have the meaning ascribed to such term in Section 1.4.


         SCI. "SCI" shall have the meaning ascribed to such term in Section 2.4(f)(i).


         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.


         Synergy Employees. "Synergy Employees" shall have the meaning ascribed to such term in Section 5.3(d).


         Synergy Period. "Synergy Period" shall have the meaning ascribed to such term in Section 5.3(d).


         Subsidiaries. "Subsidiaries" shall have the meaning ascribed to such term in Section 2.1(e).


         Supply Agreement. "Supply Agreement" shall have the meaning ascribed to such term in Section 1.2(e).


         Survival Period. "Survival Period" shall have the meaning ascribed to such term in Section 9.1(a).


         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.


         Tax Returns. "Tax Returns" shall mean returns, reports and information statements with respect to Tax required to be filed by or on behalf of the Company with the Israel Income Tax Commission, the Israel Value Added Tax Authority and any other taxing authority domestic or foreign.

         Volume Sales. "Volume Sales" shall have the meaning ascribed to such term in Section 2.21


         Warrants.  "Warrants"  shall have the meaning  ascribed to such term in
Section 1.7.